EXHIBIT 10.104
AMENDMENT TO PROMISSORY NOTE
               This Amendment to the Promissory Note (the “Note”), dated as of October 23, 2006, executed by Sedona Corporation (the “Borrower”) payable to the order of David Vey (the “Lender”), in the principal amount of ONE MILLION TWO HUNDRED THIRTEEN THOUSAND NINE HUNDRED FIFTY-TWO DOLLARS and 81/100 CENTS ($1,213,952.81), is entered into as of March 6, 2008.
Whereas, the original payment dates of the Note were (the “Payment Dates:) as follows: one half of the principal sum upon the earlier of: (a) ten (10) days after a closing of the purchase or debt and/or equity securities of the Borrower arranged by Stonegate Securities, Inc.; or (b) sixty (60) days from the October 23, 2006; and (b) the balance of principal, together with all accrued interest on October 23, 2007; and

Whereas, Lender and the Borrower previously entered into several extensions of the Payment Dates and desire to further extend the Payment Dates;

Whereas, Borrower has made no payments under the Note to date; and

Whereas, Borrower and the Lender desire to further extend the Maturity Date;

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Note as follows:
1.	The Maturity Date of the Note shall be further extended until January 1, 2009.

2.	To effectuate the foregoing:
                         The PAYMENT Section of the Note shall be replaced in its entirety by the following:
“PAYMENT. The principal balance of the Note, plus all accrued and unpaid interest shall be due and payable on January 1, 2009. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection cost and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing”
3.	Capitalized terms not defined herein shall have the meanings ascribed to them in the Note.

4.	Except as amended by this Amendment, the Note shall remain in full force and effect, enforceable in accordance with its terms and Maker hereby reaffirms and acknowledges all of its obligations thereunder.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

David R. Vey

Sedona Corporation

By:	Marco Emrich, President